UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10,  2014  (October 7,  2014)

Pain Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29959	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7801 N. Capital of Texas Highway, Suite 260

Austin, Texas 78731

(Address of principal executive offices, including zip code)

512-501-2444

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 31, 2014, Pain Therapeutics, Inc. (the “Company”) will eliminate the position of Chief Scientific Officer. As a result, after October 31, 2014 Grant Schoenhard, Ph.D. will no longer be an employee of the Company. In connection with this change, the Company and Dr. Schoenhard have entered into a Scientific Consulting Agreement whereby Dr. Schoenhard will continue to provide his expertise to the Company as an independent consultant for an initial term of one year. The Company will direct only the result of his work as an independent consultant and not how his services are provided to the Company. Dr. Schoenhard anticipates he will continue to serve on the Company’s Scientific Advisory Board and the Company’s Patent Committee during the initial term of his consulting services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pain Therapeutics, Inc.

Dated: October 10, 2014	By:	/s/ Peter S. Roddy
Peter S. Roddy
Vice President and Chief Financial Officer